================================================================================



                           PETROLEUM GEO-SERVICES ASA,

                                   AS ISSUER,

                       EACH OF THE GUARANTORS NAMED HEREIN

                                       and

                    LAW DEBENTURE TRUST COMPANY OF NEW YORK,

                                   AS TRUSTEE

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of November 5, 2003

                                       to

                     Indenture dated as of November 5, 2003

                     $745,948,810 10% Senior Notes due 2010

                                       and

                      $250,000,000 8% Senior Notes due 2006




================================================================================

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

                                   ARTICLE I.
                                  DEFINITIONS


SECTION 1.1.  Terms Defined in the Original Indenture........................2
SECTION 1.2.  Certain Definitions............................................2

                                  ARTICLE II.
                                     NOTES

SECTION 2.1.  Form and Dating................................................6
SECTION 2.2.  Title and Amount...............................................6
SECTION 2.3.  Place of Payment...............................................6
SECTION 2.4.  No Additional Amounts..........................................7
SECTION 2.5.  Default Interest...............................................7
SECTION 2.6.  Guarantee......................................................7

                                  ARTICLE III.
                                   REDEMPTION

SECTION 3.1. Optional Redemption.............................................7

                                  ARTICLE IV.
                              ADDITIONAL COVENANTS

SECTION 4.1.  Negative Pledge................................................7
SECTION 4.2.  Term Loan Facility Amendments..................................9
SECTION 4.3.  Delivery of Information........................................9
SECTION 4.4.  Payment Currency..............................................10
SECTION 4.5.  Offer to Purchase Upon a Change of Control....................10
SECTION 4.6.  Transactions with Affiliates..................................13
SECTION 4.7.  Change of Business............................................14
SECTION 4.8.  Insurance.....................................................14
SECTION 4.9.  Ranking.......................................................14
SECTION 4.10. Group and PGS Subsidiary Indebtedness.........................14
SECTION 4.11. Project Finance...............................................15
SECTION 4.12. Environmental Laws............................................15
SECTION 4.13. Payment of Dividends by the Company...........................16
SECTION 4.14. Asset Dispositions............................................16
SECTION 4.15. Major Proceeds................................................17
SECTION 4.16. Rating by Rating Agencies.....................................18
SECTION 4.17. Consent for Certain Term Loan Facility Amendments and Waivers.18

                                   ARTICLE V.
                          ADDITIONAL EVENTS OF DEFAULT

SECTION 5.1.  Additional Events of Default..................................19
SECTION 5.2.  Change to Events of Default in Original Indenture.............20

                                  ARTICLE VI.
                            MISCELLANEOUS PROVISIONS

SECTION 6.1. Table of Contents, Headings, etc...............................20


                                      (i)

SECTION 6.2. Counterpart Originals..........................................20
SECTION 6.3. Governing Law..................................................20
SECTION 6.4. The Trustee....................................................20



                                      (ii)

                  FIRST SUPPLEMENTAL INDENTURE dated as of November 5, 2003 between Petroleum Geo-Services ASA, a Norwegian public limited liability company (the "Company"), the Guarantors named on the signature page hereof (the "Guarantors") and Law Debenture Trust Company of New York, as trustee (the "Trustee").

                             RECITALS OF THE COMPANY

                  WHEREAS, the Company and each Guarantor has executed and delivered to the Trustee an indenture, dated as of November 5, 2003 (the "Original Indenture" and as supplemented by this First Supplemental Indenture, the "Indenture"), providing for the issuance by the Company from time to time of its unsecured debentures, notes or other evidences of indebtedness (the "Securities"), issuable in one or more series;

                  WHEREAS, in connection with the restructuring of the Company's debt obligations and recapitalization as contemplated in that Modified First Amended Plan of Reorganization for the Company filed in In re Petroleum Geo-Services ASA as debtor, U.S. Bankruptcy Court, Southern District of New York, case no 03-14786 (BRL) (the "Restructuring"), the Company has duly authorized and desires to cause to be issued pursuant to the Original Indenture two series of Securities, one series to be designated the "10% Senior Notes due 2010" (the "Notes due 2010") and the other series to be designated the "8% Senior Notes due 2006" (the "Notes due 2006" and, together with the Notes due 2010, the "Notes");

                  WHEREAS, the Company desires to cause the issuance of the Notes pursuant to Section 2.01 of the Original Indenture, which section permits the execution of indentures supplemental thereto to establish the terms of Securities of any series;

                  WHEREAS, the Guarantors are subsidiaries of the Company, will derive substantial benefits from the issuance of the Notes which will allow the consummation of the Restructuring and are willing to execute and deliver this Supplemental Indenture in order to allow the issuance of the Notes and the consummation of the Restructuring.

                  WHEREAS, Section 9.01 of the Original Indenture permits the execution of supplemental indentures without the consent of any Holder (as defined therein) (i) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (Section 9.01(6)), (ii) to add any additional Events of Default with respect to all or any series of Securities (Section 9.01(7)), (iii) to change or eliminate any provision of the Original Indenture with respect to Securities of any series when there is no Security of such series outstanding (Section 9.01(8)) and (iv) to establish the form or terms of Securities of any series (Section 9.01(9));

                  WHEREAS, pursuant to Section 9.01 of the Original Indenture the Company has requested that the Trustee join in the execution of this First Supplemental Indenture to establish the form and terms of the Notes;

                  WHEREAS, all things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this First Supplemental Indenture a valid agreement of the Company and the Guarantors, in accordance with their and its terms.

                  NOW, THEREFORE, for good and valid consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee hereby agree that the following provisions shall supplement the Original
Indenture:

                                   ARTICLE I.
                                   DEFINITIONS

     SECTION 1.1. Terms Defined in the Original Indenture.

                  Each capitalized term used but not defined in this First Supplemental Indenture shall have the meaning assigned to such term in the Original Indenture.

     SECTION 1.2. Certain Definitions.

                  The following definitions are hereby added to, or, in the case of the definitions of the term "Redemption Price" and "Subsidiary", substituted in lieu of, the definition contained in Section 1.01 of the Original Indenture, but only with respect to each series of the Notes:

                  "Acting in Concert" means acting together pursuant to an agreement or understanding (whether formal or informal).

                  "Adjusted Total Debt" means, at any time, Total Debt:

                  (a) less any Financial Indebtedness under the Bonding Facility and the Working Capital Facility at that time;

                  (b) less any scheduled repayments of Financial Indebtedness which fall due substantially concurrent with such time; and

                  (c) plus any Financial Indebtedness which is scheduled to be incurred substantially concurrent with such time.

                  "Affiliate Transaction" has the meaning assigned to that term in Section 4.6.

                  "Bonding Facility" means a facility or facilities made, or to be made, available for the issuance of Bonds by banks or financial institutions on behalf of members of the Group in an aggregate principal amount which does not exceed US$40,000,000 (or its equivalent in any other currency or currencies).

                  "Bonds" means guarantees, bonds (being bid bonds, performance bonds or other bonds), indemnities, letters of credit, documentary credits and other equivalent instruments issued or to be issued in connection with the trading activities of the Group.

                  "Change of Control" means any Person or group of Persons Acting in Concert gaining Control of the Company.

                  "Change of Control Date" has the meaning assigned to that term in Section 4.5.

                  "Consolidated Net Income" means, for any period, the consolidated net income of the Company for such period as determined by reference to the Company's consolidated financial statements delivered pursuant to Section 4.3.

                  "Control" means any person or group of persons Acting in Concert (whether directly or indirectly) becoming the beneficial owner of the Voting Stock of the Company carrying the right to exercise a minimum of 51% of the votes capable of being cast in general meetings of the Company.

                  "Dangerous Substance" means any radioactive emissions, noise, any natural or artificial substance (whether in the form of a solid, liquid, gas or vapor) the generation, transportation, storage, treatment, use or disposal of which (whether alone or in combination with any other substance) including (without limitation) any controlled, special, hazardous, toxic, radioactive or dangerous substance or waste, gives rise to a material risk of causing harm to man or any other living organism or damage to the Environment.

                  "Deemed Amendments" shall have the meaning set forth in
Section 4.2.

                  "EBITDA" means, at any time, the Consolidated Net Income for the period of four fiscal quarters ending on the last day of the period for which the most recent financial statements of the Group delivered under Section
4.3 relate (the "Measurement Period") but before taking into account (a) Interest Expense, (b) Tax, (c) any fees, costs and expenses payable during that Measurement Period under, or in relation to, the Restructuring, (d) any other non-cash charges which are, or are in connection with, exceptional or extraordinary items; and after adding back all amounts provided for depreciation and amortization during that Measurement Period and including:

                           (i) the earnings before interest and other finance
                  charges, Tax, depreciation and amortization of a Subsidiary or business or the net earnings of an asset acquired by any member of the Group during the relevant Measurement Period for the part of that Measurement Period when it was not a Subsidiary of that member of the Group and/or the business or asset was not owned by that member of the Group (if any); and

                           (ii) any earnings attributable to minority interests,

but excluding the earnings before interest and other finance charges, Tax, depreciation and amortization attributable to any member of the Group or to any business or assets sold during that Measurement Period and, for the avoidance of doubt, calculated before any investment in the Multi-Client Libraries.

                  "Environment" means all, or any of, (i) the air (including, without limitation, the air within buildings and the air within other natural or man-made structures above or below ground), (ii) water (including, without limitation, ground and surface water) and (iii) land (including, without limitation, surface and sub-surface soil).

                  "Environmental Law" means all applicable laws (including, without limitation, common law), regulations, directing codes of practice, circulars, guidance notices and the like having the force of law concerning pollution of the Environment or the generation, transportation, storage, treatment or disposal of Dangerous Substances but excluding any such laws, regulations, directing codes of practice guidance notices or the like which have as their primary purpose the securing of the health or safety of persons at work.

                  "Environmental License" means any permit, license, authorization, consent or other approval required by any Environmental Law.

                  "Global Notes" shall have the meaning set forth in Section
2.1.

                  "Interest Expense" means, in relation to any period, the aggregate amount of interest and any other finance charges (whether or not paid or payable) accrued by the Group in that period in respect of Financial Indebtedness determined in accordance with GAAP.

                  "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, assignment by way of security, hypothecation or other security interest securing any obligation of any Person or any other agreement or arrangement having a similar effect.

                  "Major Proceeds" has the meaning ascribed to such term in the Term Loan Facility.

                  "Material Adverse Effect" means a material adverse effect on the consolidated financial condition or business of the Group taken as a whole or the ability of the Company to perform its payment obligations or any other material obligations under the Indenture or the validity or enforceability of the Indenture.

                  "Modification" has the meaning ascribed to such term in
Section 4.2.

                  "Moody's" means Moody's  Investor's  Service,
Inc. and its successors.

                  "Multi-Client Libraries" means libraries of seismic data which have been acquired for licensing to multiple clients.

                  "Notes" shall have the meaning set forth in the recitals hereof.

                  "Obligor"     means,     individually     and
collectively, the Company and each Guarantor.

                  "Offer Amount" has the meaning assigned to that term in
Section 4.5.

                  "Offer Period" has the meaning assigned to that term in
Section 4.5.

                  "Original Indenture" shall have the meaning set forth in the recitals hereof.

                  "PGS Subsidiary" means any Subsidiary of the Company other than a Project Company.

                  "Project" means the acquisition, creation, construction, improvement or development of an asset where the indebtedness incurred to finance the whole or part thereof is owed by a Project Company solely on a limited recourse basis to the applicable Project Company

(where such Project Company is formed solely or principally for the purpose of the relevant Project) and/or to such asset (or any derivative asset thereof).

                  "Purchase Date" has the meaning assigned to that term in
Section 4.5.

                  "Purchase Offer" has the meaning assigned to that term in
Section 4.5.

                  "Redemption Price" means, with respect to any Note to be redeemed, the price as set forth in paragraph 4 of the Notes.

                  "Restructuring" has the meaning assigned to that term in the recitals hereof.

                  "Sale and Leaseback Type Transactions" has the meaning assigned to that term in Section 4.1.

                  "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Company, Inc., and its successors.

                  "Subsidiary" means an entity from time to time of which a Person directly or indirectly owns or controls shares representing more than 50% of the Voting Stock or, by agreement or otherwise, has direct or indirect control. For the purposes of this definition, "control" means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

                  "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay by an Obligor in paying any of the same).

                  "Term Loans" means the loans extended to the Company pursuant to the Term Loan Facility.

                  "Total Debt" means, at any time, the aggregate outstanding principal, capital or nominal amount of the Financial Indebtedness of the members of the Group at that time but excluding:

                  (a) any repayments of Financial Indebtedness which are made at that time with the proceeds of Financial Indebtedness incurred at that time; and

                  (b) for the avoidance of doubt, any Project Finance Indebtedness outstanding at that time.

                  "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof.

                  "Working Capital Facility" means a facility or facilities made, or to be made, available to members of the Group to finance the Group's working capital requirements which in aggregate principal amount does not exceed US$70,000,000 (or its equivalent in any other currency or currencies).

                                  ARTICLE II.
                                   THE NOTES

     SECTION 2.1. Form and Dating.

                  The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A to this First Supplemental Indenture, which is hereby incorporated into this Indenture. The terms and provisions contained in the Notes of each series shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  The Notes shall be issuable in denominations of $1.00 and integral multiples thereof; provided, however, that each Note or Notes issued upon any registration or transfer or exchange of any Note pursuant to
Section 2.08 of the Original Indenture shall be issued in denominations of $1,000 or integral multiples thereof, except that not more than one new Note so being issued in respect of the Note being surrendered may be in a denomination that is not $1,000 or an integral multiple thereof. The Notes of each series will initially be issued in permanent global form, substantially in the form of Exhibit A attached hereto (the "Global Notes"). Each Global Note of a series shall represent such of the outstanding Notes of that series as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes of that series from time to time endorsed thereon and that the aggregate amount of outstanding Notes of that series represented thereby may from time to time be reduced to reflect exchanges and redemptions. Any endorsement of a Global Note of a series to reflect the amount, or any decrease in the amount, of outstanding Notes of that series represented thereby shall be made by the Trustee in accordance with written instructions or such other written form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in the Global Note of that series.

                  The Company initially appoints The Depository Trust Company and the Trustee to act as Depositary and Security Custodian, respectively, with respect to the Global Notes.

     SECTION 2.2. Title and Amount.

                  The Notes due 2010 shall be entitled the "10% Senior Notes due 2010," and the Notes due 2006 shall be entitled the "8% Senior Notes due 2006." The Trustee shall authenticate and deliver Notes due 2010 for original issue in the aggregate principal amount of $745,948,810, and the Trustee shall authenticate and deliver Notes due 2006 for original issue in the aggregate principal amount of $250,000,000, in each case upon a Company Order for the authentication and delivery of such series of Notes and satisfaction of Sections
2.01 and 2.04 of the Indenture. Such order shall specify the amount of the Notes of each series to be authenticated, the date on which the original issue of Notes of each series is to be authenticated and the name or names of the initial Holder or Holders. The aggregate principal amount of Notes due 2010 that may be authenticated and delivered under the Indenture may not exceed $745,948,810, and the aggregate principal amount of Notes due 2006 that may be authenticated and delivered under the Indenture may not exceed $250,000,000 (except for Notes of a series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of that series pursuant to Section 2.08, 2.09, 2.12, 2.17, 3.07 or 9.05 of the Indenture).

     SECTION 2.3. Place of Payment.

                  The Place of Payment for the Notes shall be in the Borough of Manhattan, The City of New York.

     SECTION 2.4. No Additional Amounts.

                  No Additional Amounts shall be payable with respect to the Notes.

     SECTION 2.5. Default Interest.

                  Notwithstanding Section 2.14 of the Original Indenture, if the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest plus, to the extent lawful, interest on the defaulted interest, in each case at an annual rate equal to the non-default rate provided in the Notes plus, upon the expiration of any applicable cure period, 2%.

     SECTION 2.6. Guarantee.

                  The Notes issued hereunder are entitled to the benefits of the Guarantee under Article X of the Original Indenture and any other covenants and undertakings of the Guarantors under the Original Indenture.

                                  ARTICLE III.
                                   REDEMPTION

     SECTION 3.1. Optional Redemption.

                  There shall be no sinking fund for the retirement of Notes of either series. The Company, at its option, may redeem the Notes of each series in accordance with the provisions of paragraph 4 of the Notes of that series and
Article III of the Original Indenture.

                                  ARTICLE IV.
                              ADDITIONAL COVENANTS

                  The following covenants are hereby added to the covenants of the Company for the benefit of the Holders of each series of the Notes, and such covenants are expressly being included solely for the benefit of such series:

     SECTION 4.1. Negative Pledge.

                  (a) No Obligor shall (and the Company shall ensure that no Material Subsidiary will) create or permit to subsist any Lien over any of its assets.

                  (b) No Obligor shall (and the Company shall ensure that no Material Subsidiary will) (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired or acquired by an Obligor or any other member of the Group or any of its related entities, or (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms, except for the discounting of bills or notes in the ordinary course of trading, in each case in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset. The arrangements and transactions referred to in this paragraph (b) are "Sale and Leaseback Type Transactions" for the purposes of this First Supplemental Indenture.

                    (c) Paragraphs (a) and (b) above do not apply to any Lien or Sale and Leaseback Type Transactions:

                         (i) existing on the Issue Date or, in the case of a
                    Subsidiary which becomes a Material Subsidiary after the date of this Indenture, existing as at the date that that Subsidiary becomes a Material Subsidiary; provided that, in each case, the principal amount secured thereby is not subsequently increased;

                         (ii) created over or in respect of an asset to secure
                    Financial Indebtedness incurred to finance the acquisition of that asset provided that the Financial Indebtedness so secured does not exceed 100% of the total acquisition costs of that asset and the Lien or Sale and Leaseback Type Transaction is limited to that asset;

                         (iii) existing on or in respect of the assets of an
                    entity at the time it becomes a Material Subsidiary after the Issue Date, but only if (A) the Lien was not created in contemplation of the company becoming a Material Subsidiary and (B) the principal amount secured by the Lien is not increased after it becomes a Material Subsidiary;

                         (iv) existing on or in respect of assets at the time
                    they are acquired by a Material Subsidiary, but only if (A) the Lien was existing at the time of the acquisition, (B) the Lien was not created in contemplation of the acquisition and (C) the principal amount secured by the Lien is not increased after the acquisition;

                         (v) securing or in respect of any Financial
                    Indebtedness incurred by any Subsidiaries pursuant to
                    Section 4.10;

                         (vi) created over any U.S. industrial revenue and/or
                    similar type of bond or other security;

                         (vii) on capital stock, debt securities or other
                    securities of a Person that is not a PGS Subsidiary;

                         (viii) any lien arising by operation of law and in the
                    ordinary course of trading and not as a result of any default or omission by any member of the Group;

                         (ix) relating to accounts receivable of the Company or
                    any of the PGS Subsidiaries that have been sold, assigned or otherwise transferred to a person other than the Company or a PGS Subsidiary in connection with Financial Indebtedness of the type described in paragraph (d) of the definition of "Financial Indebtedness", provided that the amount secured by that Lien does not exceed 10% of the consolidated total assets of the Group (calculated by reference to the then latest audited consolidated financial statements of the Group);

                         (x) securing the Working Capital Facility or the
                    Bonding Facility;

                         (xi) created pursuant to applications or reimbursement
                    agreements pertaining to commercial letters of credit obtained in the ordinary course of business;

                         (xii) any retention of title arising in a supplier's
                    standard conditions of supply in respect of goods acquired by a Material Subsidiary in the ordinary course of business;

                         (xiii) any right of set-off on credit balances of a
                    Material Subsidiary where the same arises in the ordinary course of banking arrangements for the purpose of netting debit and credit balances; or

                         (xiv) created on or in respect of the assets the
                    subject of a Lien or Sale and Leaseback Type Transactions permitted under paragraphs (i) to (xiii) above to secure any refinancing of the amount thereby secured provided that the principal amount secured by any such Lien or Sale and Leaseback Type Transaction may not be increased and the maturity of each amount secured may not be extended beyond the maturity date provided for in the original documentation in relation to such refinanced amount.

     SECTION 4.2. Term Loan Facility Amendments.

                    (a) The Company shall provide the Trustee with prior written notice of any amendment, supplement, restatement or any other modification to the Term Loan Facility (the "Modification") which provides any lender under the Term Loan Facility with the direct or indirect benefit of any guarantee, preference, financial reporting requirements, representation, warranty, covenant or event of default (howsoever described) under the terms of the Term Loan Facility which is not provided to the Holders under the Indenture.

                    (b) Within 90 days of delivery of the notice referred to in clause (a) above, the Company shall provide to the Trustee a supplemental indenture amending the terms of the Indenture such that the relevant terms of the Indenture shall be the same as the amended terms of the Term Loan Facility as modified by the Modification (the "Deemed Amendments").

                    (c) Clause (b) above does not apply to the Repeating Representations (as defined in the Term Loan Facility), Clause 19.5 (Change of
GAAP), Clause 20.1 (Authorizations), Clause 21.3 (Misrepresentation), Clause
21.8 (Ownership of Obligors), Clause 21.10 (Unlawfulness), Clause 21.11 (Repudiation) and Clause 27.9 (Change of Currency)of the Term Loan Facility.

                    (d) The Obligors agree to take whatever action the holders of a majority of the outstanding principal of the Notes may reasonably require to give effect to the terms of this Section 4.2, including, without limitation, the execution of a supplemental indenture reflecting the terms of the Deemed Amendments.

     SECTION 4.3. Delivery of Information.

                    (a) Financial Statements. The Company shall file with the Trustee (i) as soon as the same become available, but in any event within 180 days after the end of each of its fiscal years, its audited consolidated financial statements for that fiscal year, and (ii) as soon as the same become available, but in any event within 60 days after the end of each of the first three financial quarters of each of its fiscal years, the unaudited consolidated financial statements of the Group for that financial quarter, in each case together with a certificate signed by an Officer of the Company certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it) setting out a calculation of the ratio of Adjusted Total Debt to EBITDA as at the date to which such financial statements have been prepared. Each set of financial statements delivered by the Company hereunder shall be prepared in accordance with GAAP and shall be certified by an Officer of the Company as fairly representing its consolidated financial condition and operations as at the end of and for the period in relation to which those financial statements were prepared.

                  (b) Other Information. The Company shall file with the
Trustee (i) copies of all documents delivered by the Company to its shareholders (or any class thereof) or its creditors generally promptly after such delivery,
(ii) copies of all public filings made by the Company with the SEC (other than filings which relate solely to the ownership of securities of the Company) or the Oslo Stock Exchange.

     SECTION 4.4. Payment Currency.

                  All payments due under the Notes shall be made in Dollars. To the fullest extent permitted by applicable law, the obligation of the Company in respect of any amount due under the Notes shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in Dollars that the party entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) in the city of receipt on the Business Day immediately following the day on which such party receives such payment. If the amount in Dollars that may be so purchased for any reason falls short of the amount originally due, the Company shall pay such additional amounts, in Dollars, as may be necessary to compensate for the shortfall. Any obligation of the Company not discharged by such additional payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect. The provisions of the last paragraph of Section 6.10 of the Original Indenture shall not apply to the Notes.

     SECTION 4.5. Offer to Purchase Upon a Change of Control.

                  (a) Upon the occurrence of a Change of Control (the date of the last event required for a Change of Control to be effected hereinafter referred to as the "Change of Control Date"), each Holder of the Notes shall have the right to require the Company to purchase all or any part (equal to $1.00 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Purchase Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof to the date of purchase plus accrued but unpaid interest, if any, to the date of purchase of such Notes. The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of the Notes as a result of the Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company shall comply with the applicable securities laws and shall not be deemed to have breached its obligations under this covenant by virtue of such compliance.

               (b) The Change of Control provisions described in this section shall be applicable notwithstanding any other provisions of this Indenture. The Company shall not be required to make a Purchase Offer upon the occurrence of a Change of Control if a third party (a) makes the Purchase Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this First Supplemental Indenture applicable to a Purchase Offer made by the Company and (b) purchases all Notes validly tendered and not withdrawn under such Purchase Offer.

               (c) If the Company shall be required to commence a Purchase Offer pursuant to this section, the Company shall follow the procedures specified below.

                    (i) The Purchase Offer shall remain open for a period of 20
               Business Days following its commencement (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to this section (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Purchase Offer. Payment for any Notes so purchased shall be made in cash and in the same manner as interest payments are made.

                    (ii) If the Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Purchase Offer.

                    (iii) Within 30 days following the Change of Control Date, the Company shall send, by first class mail, a notice of such event to each of the Holders, with a copy to the Trustee. The date of delivery to the Holders of the notice shall be the date of commencement of the Offer Period and the notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Purchase Offer. The Purchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Purchase Offer, shall state:

                        (1) that a Change of Control has occurred and that such
               Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof then outstanding plus accrued but unpaid interest, if any, to the date of purchase of such Notes (subject to the right of Holders of record on the relevant record date to receive interest on the relevant Interest Payment
               Date);

                        (2) the circumstances and relevant facts regarding such
               Change of Control;

                        (3) that the Purchase Offer is being made pursuant to
               this Section 4.5 and the length of time the Purchase Offer shall remain open;

                        (4) the Offer Amount, the purchase price and the
               Purchase Date;

                        (5) that any Note not tendered or accepted for payment
               shall continue to accrue interest;

                        (6) that, unless the Company defaults in making such
               payment, any Note accepted for payment pursuant to the Purchase Offer shall cease to accrue interest after the Purchase Date;

                        (7) that Holders electing to have a Note purchased
               pursuant to any Purchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note duly completed, or transfer by book-entry transfer, to the Company, a depository, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the expiration of the Offer Period;

                        (8) that Holders shall be entitled to withdraw their
               election if the Company, the Depository or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase, the certificate number (in the case of a certificated Note) and a statement that such Holder is withdrawing his election to have such Note purchased; and

                        (9) that Holders whose Notes were purchased only in
               part, if any, shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                  On or before 10:00 a.m. (New York City time) on each Purchase Date, the Company shall irrevocably deposit with the Trustee or Paying Agent in immediately available funds the aggregate purchase price with respect to a principal amount of Notes equal to the Offer Amount, together with accrued and unpaid interest thereon (to the extent then required to be paid), to be held for payment in accordance with the terms of this section. On the Purchase Date, the Company shall, to the extent lawful,

                    (i) accept for payment the Notes tendered pursuant to the
               Purchase Offer,

                    (ii) deliver or cause the Paying Agent or Depository, as the case may be, to deliver to the Trustee Notes so accepted, and

                    (iii) deliver to the Trustee an Officers' Certificate
               stating that such Notes were accepted for payment by the Company in accordance with the terms of this section.

The Company, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than three Business Days after the Purchase
Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, plus any accrued and unpaid interest thereon, and the Company shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note to such Holder, equal in principal amount to any unpurchased portion of such Holder's Notes surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

     SECTION 4.6. Transactions with Affiliates.

                  The Company shall not, and shall not permit any of its PGS Subsidiaries to, enter into any transaction, including, without limitation any contract, agreement or understanding, with any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless

                    (i) such Affiliate Transaction is a bona fide business
               transaction reasonably related to the business of the Company or such PGS Subsidiary and

                    (ii) such Affiliate Transaction is on terms that are no less favorable to the Company or such PGS Subsidiary than those that could have been obtained at the time of such transaction in a comparable transaction by the Company or such PGS Subsidiary with an unrelated Person; provided that the following shall not be deemed Affiliate Transactions:

                         (a) prepaid expenses and loans or advances to employees
and similar items in the ordinary course of business;

                         (b) purchases (and sales) of inventory and services in
the ordinary course of business on terms that are customary in the industry or consistent with past practices;

                         (c) fees, compensation or employee benefit arrangements
(including any grants of securities under employee benefit or option plans) paid to, and indemnity provided on behalf of, directors, officers or employees of the Company or such PGS Subsidiary in the ordinary course consistent with past practices;

                         (d) transactions pursuant to agreements in effect on
the Issue Date, including amendments thereto after the Issue Date, provided that the terms of such amendment are not, in the aggregate, less favorable to the Company than the terms of such agreement prior to such amendment;

                         (e) any employment agreement (including customary
benefits thereunder) entered into by the Company in the ordinary course of business and consistent with the current market practice or the past practice of the Company or such PGS Subsidiary;

                         (f) dividend payments and other distributions permitted
under Section 4.13;

                         (g) the sale to an Affiliate of the Company of Common
Equity of the Company;

                         (h) transactions between the Company and its PGS
Subsidiaries or between PGS Subsidiaries of the Company; and

                         (i) the transactions contemplated by the Restructuring.

     SECTION 4.7. Change of Business.

                  The Company shall ensure that the Group shall not substantially change the general nature of its business, taken as a whole, from its business as of the Issue Date (it being understood that the Group is engaged in the oil and oilfield services industry).

     SECTION 4.8. Insurance.

                  Each Obligor shall, and the Company shall cause each of its PGS Subsidiaries which is not an Obligor to, maintain insurance on and in relation to its properties and business with reputable underwriters or insurance companies with respect to the risks, and to the extent, customary for companies engaged in businesses similar to that of the Obligors. The Obligors shall fulfill their obligations under this Section 4.8 if they arrange insurance through a captive insurance company for the Group, on terms customary for companies engaged in businesses similar to that of the Obligors.

     SECTION 4.9. Ranking.

                  Each Obligor shall cause the Notes to rank at all times at least pari passu in right of payment with the Term Loan Facility and all other present and future unsecured and unsubordinated Financial Indebtedness of such Obligor, except for Financial Indebtedness which ranks senior to the Notes by operation of law.

     SECTION 4.10. Group and PGS Subsidiary Indebtedness.

               (a) The Company shall ensure that no member of the Group incurs any Financial Indebtedness after the Issue Date if after giving effect to the incurrence thereof the ratio of Adjusted Total Debt to EBITDA is equal to or greater than 3.75 to 1.

               (b) The Company shall ensure that no PGS Subsidiary shall incur (or have owing by it or otherwise be liable for) any Financial Indebtedness other than Financial Indebtedness:

                  (i) existing at the Issue Date;

                  (ii) owed by a PGS Subsidiary of the Company which is not an
             Obligor to any other PGS Subsidiary of the Company which is an Obligor;

                  (iii) owed by an Obligor to any other Obligor;

                  (iv) under the Notes or the Term Loan Facility;

                  (v) under the Working Capital Facility or the Bonding
             Facility; or

                  (vi) incurred to refinance any of the Financial Indebtedness set out in paragraphs (i) to (v) above provided that except with the prior written consent of the Trustee, as directed by holders of a majority of the outstanding principal of the Notes, the principal amount of such Financial Indebtedness may not be increased, and any other Financial Indebtedness not included in paragraphs (i) to (vi) above which does not, at any time, exceed 10% of Total Debt.

               (c) The Company shall ensure that at no time will Total Debt exceed US$1,500,000,000 (or its equivalent in any other currency or currencies).

     SECTION 4.11. Project Finance.

               Each Obligor shall not, and the Company shall cause each of the PGS Subsidiaries which is not an Obligor not to, invest in or extend any loans or any other form of credit or grant any guarantee or indemnity to, or for the benefit of, any Project Company or a Project or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any Project Company or Project; provided that such investment, loans, credit guarantee, indemnity or other liability shall be permitted in an amount not to exceed the sum of:

                    (i) the proceeds from any issuance of equity securities made by the Company after Issue Date (which, for the avoidance of doubt, shall not include the securities of the Company issued in connection with the Restructuring); plus

                    (ii) 50% of the accumulated Consolidated Net Income of the
               Group on an after tax basis for each fiscal year beginning with the fiscal year ended December 31, 2004 less any dividends declared by the Company during the period of accumulation; plus

                    (iii) until the earlier of (a) the third anniversary of the
               Issue Date, or (b) repayment in full of the Senior Notes due 2006, US$100,000,000 and after and including that date, an amount of US$200,000,000 in aggregate.

     SECTION 4.12. Environmental Laws.

               Each Obligor shall, and the Company shall cause each Material Subsidiary to:

               (a) obtain all requisite material Environmental Licenses and (i) comply in all material respects with such Environmental Licenses and (ii) comply in all material respects with all other applicable Environmental Laws, in each case to the extent a failure to do so could reasonably be expected individually or in the aggregate to have a Material Adverse Effect; and

               (b) promptly upon receipt of the same, notify the Trustee of, and comply with the requirements of, any claim, or notice served on it by any relevant authority or court in respect of any breach or alleged breach of or corrective or remedial obligation or liability under any Environmental Law which, if substantiated, would reasonably be expected to have a Material Adverse Effect.

     SECTION 4.13. Payment of Dividends by the Company.

               (a) The Company shall not:

                    (i) declare, recommend, make or pay any dividends or other distributions or similar payments (including by way of redemption, repurchase, defeasance, retirement, return or repayment) (whether in cash or in kind) on or in respect of its shares or share capital (or any class of its share capital) to any of its shareholders (in their capacity as shareholders); or

                    (ii) pay or allow any member of the Group to pay any
               management, advisory or other similar fee to or to the order of the shareholders of the Company (in their capacity as shareholders),

in each case, until the earlier of (i) the third anniversary of the Issue Date and (ii) repayment in full of the Senior Notes Due 2006 issued pursuant to this First Supplemental Indenture.

                    Thereafter, the Company may declare and pay dividends and other distributions to its shareholders provided that such dividends and distributions can be made in compliance with the laws of Norway and do not exceed the sum of:

                    (i) the proceeds from any issuance of equity securities made by the Company after the Issue Date (which, for the avoidance of doubt, shall not include the securities of the Company issued pursuant to the Restructuring), plus

                    (ii) 50% of the accumulated Consolidated Net Income of the
               Group for each fiscal year beginning with the fiscal year ended December 31, 2004 on an after-Tax basis, plus

                    (iii) depreciation and amortization expense, less

                    (iv) any dividends or distributions made or declared by the
               Company during the period of accumulation.

               (b) For the avoidance of doubt, paragraph (a) above shall not restrict (i) wholly-owned Subsidiaries of the Company declaring or paying dividends or other distributions to their shareholders or (ii) those certain underwriting arrangements made (or to be made) in respect of securities of the Company issued under the Plan.

     SECTION 4.14. Asset Dispositions.

               The Company shall not, and shall not permit any of its PGS Subsidiaries to, directly or indirectly enter into a single transaction or a series of transactions, whether related or not and whether voluntarily or involuntarily, to sell, lease, convey, transfer or otherwise dispose of any assets (an "Asset Disposition"), except Asset Dispositions:

               (a) made for consideration consisting of cash or cash equivalents or the assumption of Financial Indebtedness of the Company or any PGS Subsidiary in an aggregate amount equal to the fair market value (evidenced by an Officers' Certificate and a Board Resolution delivered to the Trustee) and on an arm's length basis;

               (b) made to a Material Subsidiary of the Company or to the Company;

               (c) made in good faith in the ordinary course of business (including any transfer, conveyance, sale, lease or other disposition of equipment that is obsolete or no longer used by or useful to the Company);

               (d) constituting a permitted investment in a Project Company or a Project under Section 4.11 or a dividend or other distribution permitted under
Section 4.13;

               (e) constituting a sale of all or substantially all of the assets of the Company or a Guarantor permitted and made in accordance with Section 5.01 and Section 5.02 of the Original Indenture or a Sale and Leaseback Type Transaction permitted under Section 4.1 hereof;

               (f) not permitted by clauses (a) through (e) above, not to exceed $100,000,000, in the aggregate, since the Issue Date; or

               (g) approved in writing by the Trustee at the direction of the Holders of a majority in principal amount of the then outstanding Securities;

provided further, that if the proceeds of such transaction or series of transactions are deemed to be Major Proceeds, then such proceeds will be applied in accordance with Section 4.16.

     SECTION 4.15. Major Proceeds.

               The Company shall apply all Major Proceeds, at its sole discretion, either:

               (a) to be reinvested in the Group within 12 months of receipt thereof; or

               (b) if not so reinvested, within 12 months, to:

                    (i) purchase participations in the Term Loans;

                    (ii) purchase Notes in the open market in accordance with
               Section 3.08 of the Original Indenture;

                    (iii) commence an offer for the purchase of Notes as set
               forth in Section 4.15(c) hereof;

                    (iv) make voluntary prepayments of the Term Loans; provided that such prepayments may not exceed a proportion of such Major Proceeds which is equal to the proportion which the Term Loans bear to the aggregate of (x) the Term Loans and (y) the face value of the Notes; or

                    (v) both commence an offer for the purchase of the Notes as set forth in Section 4.15(c) hereof and make voluntary prepayments of the Term Loans where

                         (1) the proportion of such Major Proceeds to be used to
                    fund such offer is equal to the proportion which the Notes bear to the aggregate of (i) the Loans and (ii) the face value of the Notes; and

                         (2) the proportion of such Major Proceeds to be used to
                    voluntarily prepay Term Loans is equal to the proportion which the Term Loans bear to the aggregate of (i) the Term Loans and (ii) the face value of the Senior Notes,

               (c) If the Company elects to use the Major Proceeds to commence an offer for the purchase of the Notes, such offer shall be made, to the extent of the amount of Major Proceeds available for such offer after taking into account Section 7.5 of the Term Loan Facility which requires repayment of debt outstanding under that facility, at a price in cash equal to 100% of the aggregate principal amount thereof to the date of purchase plus accrued but unpaid interest, if any, to the date of purchase on such Notes. Within 30 Business Days of such election (or such longer period as may be required to obtain the consent to such offer under the Term Loan Facility), the Company shall mail a notice to each Holder describing the transaction or transactions that resulted in the receipt of the Major Proceeds and offering to purchase Notes on the date specified in such notice, which notice shall substantially follow the procedures set forth above in Section 4.5(c) with the exception that
(i) the Purchase Offer shall be for the offer price described in the first sentence of this Section 4.15(c), (ii) the notice shall state that the Purchase Offer is being made pursuant to this Section 4.15 and (iii) if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1.00, or integral multiples thereof, shall be purchased).
The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of the Notes pursuant to this Section 4.15. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company shall comply with the applicable securities laws and shall not be deemed to have breached its obligations under this covenant by virtue thereof.

     SECTION 4.16. Rating by Rating Agencies.

               The Company will use its reasonable best efforts to obtain a rating of the Notes within 90 days from the Issue Date from Moody's and S&P (or, if neither Moody's nor S&P shall be rating such obligations, then from another nationally recognized rating agency).

     SECTION 4.17. Consent for Certain Term Loan Facility Amendments and
Waivers.

               An amendment or waiver that has the effect of changing or which relates to (i) the definition of "Major Proceeds" in Section 1.2 (Certain Definitions) of this Supplemental Indenture, (ii) the rate of or the time for payment of interest on the Notes, (iii) the principal of, any premium on, or the Stated Maturity of the Notes or (iv) Section 4.5 (Offer to Purchase Upon a Change of Control) of this First Supplemental Indenture or section 6 of the Notes, or this Section 4.17, in each case, shall not be made at any time when any amount is outstanding under (or in respect of) the Term Loan Facility without the prior written consent of the Agent (as defined in the Term Loan Facility) (acting upon the instructions of the Majority Lenders (as defined in the Term Loan Facility)). This Section 4.17 is intended for the benefit of the Finance Parties (as defined in the Term Loan Facility) and such Finance Parties shall be entitled to rely on and enforce this Section
4.17 as third-party beneficiaries of this First Supplemental Indenture solely with respect to the provisions hereof.

                                   ARTICLE V.
                          ADDITIONAL EVENTS OF DEFAULT

     SECTION 5.1. Additional Events of Default.

               The following Events of Default are hereby added to the Events of Default with respect to each series of the Notes under Section 6.01 of the Original Indenture (without regard to any grace periods set forth therein), and such additional Events of Default apply only to each series of the Notes:

               (a) any Financial Indebtedness of the Company or any Material Subsidiary is not paid when due nor within any applicable grace period (as originally documented or as subsequently amended where such amendment has not been made in circumstances where an event of default or potential event of default (however described) exists in respect thereof);

               (b) any Financial Indebtedness of the Company or any Material Subsidiary is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described);

               (c) any Lien over assets securing Financial Indebtedness of the Company or any Material Subsidiary is enforced;

               (d) no Event of Default will occur under this Section 5.1 (a),
(b) or (c) if the aggregate amount of Financial Indebtedness falling within paragraphs (a) to (c) above is less than US$20,000,000 (or its equivalent in any other currency or currencies);

               (e) a final judgment or order for the payment of money in excess of $20 million (net of applicable insurance coverage) shall be rendered against the Company or any Material Subsidiary of the Company and such final judgment or order shall continue unsatisfied and unstayed for a period of 30 days or unsatisfied for a period of 30 days after the expiration of such stay;

               (f) any Obligor fails to comply with the covenants set forth in Clauses 20.3 through 20.12 of the Term Loan Facility and (i) such failure constitutes an event of default under the Term Loan Facility which has not been cured or waived by the appropriate lenders under the Term Loan Facility and (ii) the agent or any of the lenders under the Term Loan Facility shall have (A) accelerated the obligations under the Term Loan Facility, (B) commenced enforcement of their rights and remedies in respect of the obligations under the Term Loan Facility, or (C) taken any other action against any Obligor to improve their position as creditors of such Obligor (it being understood that none of a meeting among lenders to discuss options and alternatives, the mere sending of a notice of default or reservation of rights or the charging of a customary work fee shall constitute such an action); or

               (g) any amendment or waiver without the consent of the Holders of at least a majority of in principal amount of the then outstanding Notes, to the Term Loan Facility in breach of Clause 33.2(c) thereof.

     SECTION 5.2. Change to Events of Default in Original Indenture.

               The following Event of Default is hereby substituted in its entirety for and in lieu of clause (2) of Section 6.01 of the Original Indenture with respect to the Notes, and the following Event of Default applies only to the Notes:

               (2) there is a default in the payment of (A) the principal of any Security of that series at its Maturity or (B) premium (if any) on any Security of that series when the same becomes due and payable; provided, that if such default is caused by technical or administrative delays in the transmission of funds as certified to the Trustee in an Officers' Certificate, such default continues for a period of 30 days;

                                  ARTICLE VI.
                            MISCELLANEOUS PROVISIONS

     SECTION 6.1. Table of Contents, Headings, etc.

               The table of contents and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

     SECTION 6.2. Counterpart Originals.

               The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     SECTION 6.3. Governing Law.

               THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES OF EACH SERIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     SECTION 6.4. The Trustee.

               The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantors.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

                                  PETROLEUM GEO-SERVICES ASA


                                  By:
                                     --------------------------------
                                     Name:
                                     Title:


                                  By:
                                     --------------------------------
                                     Name:
                                     Title:


                                  GUARANTORS:


                                  MULTIKLIENT INVEST AS


                                  By:
                                     --------------------------------
                                     Name:
                                     Title:


                                  PGS EXPLORATION (UK) LTD.


                                  By:
                                     --------------------------------
                                     Name:
                                     Title:


                                  PGS GEOPHYSICAL AS


                                  By:
                                     --------------------------------
                                     Name:
                                     Title:

                                  PGS SHIPPING (IOM) LIMITED


                                  By:
                                     --------------------------------
                                     Name:
                                     Title:


                                  PGS RIO BONITO SA


                                  By:
                                     --------------------------------
                                     Name:
                                     Title:


                                  PGS INVESTIGACAO PETROLIFERA LTD.


                                  By:
                                     --------------------------------
                                     Name:
                                     Title:


                                  PGS ONSHORE, INC.


                                  By:
                                     --------------------------------
                                     Name:
                                     Title:

                                  LAW DEBENTURE TRUST COMPANY OF
                                  NEW YORK, as Trustee


                                  By:
                                     --------------------------------
                                     Name:
                                     Title:

                                    EXHIBIT A

                  [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Depository Trust Company ("DTC") shall act as the Depositary until a successor shall be appointed by the Company and the Registrar. Unless this certificate is presented by an authorized representative of DTC (55 Water Street, New York, New York), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]*

                                 [FACE OF NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

                           PETROLEUM GEO-SERVICES ASA

                [10% SENIOR NOTE DUE 2010 CUSIP NO. 716599 AB 1]

                 [8% SENIOR NOTE DUE 2006 CUSIP NO. 716599 AA 3]

                   No. ________      $_________________

                  Petroleum Geo-Services ASA, a Norwegian public limited liability company (the "Company"), which term includes any successor Person under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co. or registered assigns the principal sum of ____________________ Million Dollars [or such lesser amount as indicated in the Schedule of Exchanges of Definitive Notes],* on November 5, [2010] [2006].

                  Interest Payment Dates: June 30 and December 30

                  Record Dates:  June 15 and December 15

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

------------------
* To be included in Global Note

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Dated:                            PETROLEUM GEO-SERVICES ASA


                                  By:
                                     --------------------------------
                                     Name:
                                     Title:


                                  By:
                                     --------------------------------
                                     Name:
                                     Title:


                                  GUARANTORS:

                                  MULTIKLIENT INVEST AS


                                  By:
                                     --------------------------------
                                     Name:
                                     Title:


                                  PGS EXPLORATION (UK) LTD.


                                  By:
                                     --------------------------------
                                     Name:
                                     Title:


                                  PGS GEOPHYSICAL AS


                                  By:
                                     --------------------------------
                                     Name:
                                     Title:

                                  PGS SHIPPING (IOM) LTD.


                                  By:
                                     --------------------------------
                                     Name:
                                     Title:


                                  PGS RIO BONITO SA


                                  By:
                                     --------------------------------
                                     Name:
                                     Title:


                                  PGS INVESTIGACAO PETROLIFERA LTD.


                                  By:
                                     --------------------------------
                                     Name:
                                     Title:


                                  PGS ONSHORE, INC.


                                  By:
                                     --------------------------------
                                     Name:
                                     Title:

Certificate of Authentication:

Law Debenture Trust Company of New York as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

By:
   ---------------------------------
Authorized Signatory

                                [REVERSE OF NOTE]

                           PETROLEUM GEO-SERVICES ASA

                           [10% SENIOR NOTE DUE 2010]
                            [8% SENIOR NOTE DUE 2006]

                  This Note is one of a duly authorized issue of [10% Senior Notes due 2010] [8% Senior Notes due 2006] (the "Notes") of Petroleum Geo-Services ASA, a Norwegian public limited liability company (the "Company"). The Company issued the Notes under an Indenture dated as of November 5, 2003 (the "Original Indenture") between the Company, the Guarantors and the Trustee, as supplemented by the First Supplemental Indenture thereto dated as of November 5, 2003 (the "Supplemental Indenture" and the Original Indenture as so supplemented, the "Indenture") between the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of execution of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms and for the definitions of capitalized terms used but not defined herein. The Notes are unsecured general obligations of the Company limited to [Seven Hundred Forty Five Million Nine Hundred Forty Eight Thousand Eight Hundred Ten Dollars] [Two Hundred Fifty Million Dollars] in aggregate principal amount. The Original Indenture provides for the issuance of other series of debt securities (including the Notes, the "Debt Securities") thereunder.

                  1. Interest. The Company promises to pay interest on the principal amount of this Note at [10%][8%] per annum from its Issue Date until maturity. The Company will pay interest semiannually on June 30 and December 30 of each year (each an "Interest Payment Date"), and at maturity, or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from the Issue Date for the Notes; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between June 15 or December 15 next preceding each Interest Payment Date (each, a "Record Date") and such Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further, that the first Interest Payment Date shall be December 30, 2003. Upon the expiration of any cure period, the Company shall pay interest on overdue principal and premium (if any) from time to time on demand at a default rate equal to 2% per annum in excess of the interest rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time to Holders as of a special record date set by the Trustee on instructions from the Company at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

                  2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date next preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, or in the case of interest payable at maturity, to the Persons to whom principal is paid at maturity. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay the principal of and premium (if any) and interest on the Notes in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay such amounts (i) by wire transfer with respect to Notes held in book-entry form or (ii) by check payable in such money mailed to a Holder's registered address with respect to any Notes.

                  3. Ranking. The Notes are senior unsecured obligations of the Company and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

                  4. Optional Redemption.

[FOR NOTES DUE 2010:] [The Notes shall not be redeemable at the Company's option prior to November 5, 2007. Thereafter, the Notes shall be redeemable at the option of the Company, in whole or in part, at any time upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on November 5 of the years indicated below:

             YEAR                           PERCENTAGE

             2007                            105.00%
             2008                            103.33%
             2009                            101.67%]

             [FOR NOTES DUE 2006:] [The Notes shall be redeemable at the option of the Company, in whole or in part, at any time upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on November 5 of the years indicated below:

             YEAR                           PERCENTAGE

             2003                            103.00%
             2004                            102.00%
             2005                            101.00%]

                  5. Guarantee.

                  The Notes are entitled to the benefits of the Guarantee under
Article X of the Original Indenture and any other covenants and undertakings of the Guarantors under the Indenture.

                  6. Purchase at Option of Holder.

                  (a) If there shall at any time or times occur a Change of Control (the date of the last event required for a Change of Control to be effected hereinafter referred to as the "Change of Control Date"), then the Company shall make an offer to purchase (the "Purchase Offer"), all Notes then outstanding at an offer price in cash equal to 101% of the principal amount thereof outstanding, plus accrued and unpaid interest, if any, to the date of purchase of the Notes. Within 30 days following the Change of Control Date, the Company shall notify the Holders in writing, with a copy to the Trustee, of the occurrence of a Change of Control and that the Company is making a Purchase Offer. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Purchase Offer, pursuant to the procedures required by the Indenture and shall otherwise comply with the requirements of Section 4.5 of the Supplemental Indenture. The Purchase Offer shall remain open for a period of at least 20 Business Days following its commencement (the "Offer Period") and the Company shall consummate the purchase of all Notes tendered pursuant to the Purchase Offer and not withdrawn prior to the expiration of the Offer Period not later than five Business Days after the termination of the Offer Period.

                  (b) Pursuant to Section 4.5 of the Supplemental Indenture, Holders of Notes that are the subject of a Purchase Offer will receive a Purchase Offer from the Company upon commencement of any Offer Period and may elect to have such Notes purchased by completing the form titled "Option of Holder to Elect Purchase" appearing below.

                  (c) If at any time or times the Company elects to use Major Proceeds to commence a tender offer in respect of the Notes, such offer shall be made, to the extent of the amount of Major Proceeds available after taking into account the provisions of the Term Loan Facility that require repayment of Term Loans, at an offer price in cash equal to 100% of the principal amount thereof outstanding, plus accrued and unpaid interest, if any, to the date of purchase of the Notes. The procedures for purchase of the Notes shall be substantially identical to the procedures for Purchase Offers described above relating to a Change of Control, except as otherwise set forth in Section 4.16 of the Supplemental Indenture; provided that no Holder shall be required to tender the Notes in connection with such offer.

                  7. Paying Agent and Registrar. Initially, Law Debenture
Trust Company of New York (the "Trustee"), the Trustee under the Indenture, will act as Principal Paying Agent and Registrar. The Company may change any Principal Paying Agent, Registrar, co-registrar or additional paying agent without notice to any Holder. The Company may act in any such capacity.

                  8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1.00 and integral multiples of $1.00. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar shall not be required to exchange or register the transfer of any Notes during the period between a record date and the corresponding Interest Payment Date, nor shall the Registrar be required to register the transfer or exchange of (a) any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (b) any Note during the period beginning 15 days before the mailing of notice of redemption of Notes to be redeemed and ending at the close of business on the date of mailing.

                  9. Persons Deemed Owners. The registered Holder of a Note identified in the registry maintained by the Registrar shall be treated as its owner for all purposes.

                  10. Amendments and Waivers. Subject to certain exceptions and limitations, (a) the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, (b) the Indenture may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Debt Securities of all series affected by such amendment or supplement (acting as one class), and (c) compliance by the Company with any provision of the Indenture with respect to the Notes (other than any continuing Default or Event of Default in the payment of the principal of or premium (if any) or interest on the Notes) may be waived by the Holders of at least a majority in principal amount of the Notes then outstanding in accordance with the terms of the Indenture. Without the consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement the Notes or the Indenture with respect to the Notes (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to provide for the assumption of the obligations of the Company under the Indenture to Holders in the case of the merger, consolidation or sale, lease, conveyance, transfer or other disposition of all or substantially all of the assets of the Company;
(iii) to provide for uncertificated Notes in addition to or in place of certificated Notes, or to provide for the issuance of bearer Notes (with or without coupons); (iv) to provide any security for, to add any guarantees of or to provide additional Obligors on, the Notes; (v) to comply with any requirement in order to effect or maintain the qualification of the Indenture under the TIA;
(vi) to add to the covenants of the Company or any Guarantor for the benefit of the Holders of Notes, or to surrender any right or power conferred upon the Company or any Guarantor pursuant to the Indenture; (vii) to add any additional Events of Default with respect to the Notes; (viii) to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there is no outstanding Debt Security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected in any material respect by such change in or elimination of such provision; (ix) to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Notes; provided, however, that any such action shall not, as evidenced by an Officers' Certificate, delivered to the Trustee, adversely affect the interest of the Holders of Notes or any other series of Debt Securities in any material respect; or (x) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of the Indenture.

                  The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Notes with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of the Indenture.

                  Without the consent of each Holder affected, the Company may not (i) reduce the percentage or principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of or under the Indenture or the Notes; (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Note; (iii) reduce the principal of or premium on, or change the Stated Maturity of, any Note; (iv) reduce the premium, if any, payable upon the redemption of any Note or change the time at which any Note may or shall be redeemed; (v) change the coin or currency or currencies in which any Note or any premium or interest thereon is payable; (vi) impair the right to institute suit for the enforcement of any payment of principal of or premium (if any) or interest on any Note; (vii) make any change in the percentage of principal amount of Notes necessary to waive compliance with certain provisions of the Indenture or (viii) waive a continuing Default or Event of Default in the payment of principal of or premium (if any) or interest on the Notes; or (ix) change the definition of Notes deemed outstanding pursuant to Section 2.10 of the Original Indenture.

                  A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture that has expressly been included solely for the benefit of one or more particular series of Debt Securities, or that modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Debt Securities of any other series.

                  11. Defaults and Remedies. Events of Default are defined in the Indenture (the provisions of which, notwithstanding any inconsistency with the below, shall govern the determination of the occurrence of a Default or Event of Default and the remedies available to Holders of Notes upon the occurrence of an Event of Default) and generally include: (i) default for 30 days in payment of any interest on the Notes; (ii) default in any payment of principal of or premium (if any) on the Notes at maturity; provided that if such default is caused by technical or administrative delays in the transmission of funds (as certified to the Trustee in the Officers' Certificate), such default continues for a period of 30 days; (iii) default by the Company or any Guarantor in compliance with any of its other covenants or agreements in, or provisions of, the Notes or in the Indenture which shall not have been remedied within 90 days after written notice by the Trustee or by the holders of at least 25% in principal amount of the Notes then outstanding (or, in the event that other Debt Securities issued under the Indenture are also affected by the default, then 25% in principal amount of the outstanding Debt Securities so affected); (iv) any Financial Indebtedness (other than the Notes) of the Company or any Material Subsidiary having an outstanding principal amount of $20 million or more, individually or in the aggregate is accelerated or not paid when due or any Lien securing such Financial Indebtedness is enforced; (v) a judgment or order for the payment of money in excess of $20 million (net of applicable insurance coverage) having been rendered against the Company or any Material Subsidiary of the Company and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days or unsatisfied for a period of 30 days after the expiration of such stay; (vi) subject to certain conditions, the failure by the Company and the Guarantors to comply with certain covenants in the Term Loan Facility, if such failure constitutes an event of default under the Term Loan Facility which has not been cured or waived; and (vii) certain events involving bankruptcy, insolvency or reorganization of the Company or any Material Subsidiary. If an Event of Default with respect to the Notes occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and interest on the Notes to be immediately due and payable, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company or any Material Subsidiary, all outstanding Debt Securities under the Indenture become due and payable immediately without further action or notice. The amount due and payable upon the acceleration of any Note is equal to 100% of the principal amount thereof plus accrued interest to the date of payment. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

                    12. Discharge Prior to Maturity. The Indenture with respect to the Notes shall be discharged and canceled upon the payment of all of the Notes and shall be discharged except for certain obligations upon the irrevocable deposit with the Trustee of funds or U.S. Government Obligations sufficient for such payment.

                    13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

                    14. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or such Guarantor, as the case may be, under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                    15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                    16. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed thereon.

                    17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                    The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Request may be made to:

                    Petroleum Geo-Services ASA
                    Strandveien 4
                    N-1366 Lysaker
                    Norway
                    Attention: General Counsel and Chief Financial Officer

                    or to

                  Petroleum Geo-Services ASA
                  738 Highway 6 South, Suite 1000
                  Houston, Texas  77079
                  Attention:  Treasurer

                                 ASSIGNMENT FORM

     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Security to _____________________________________________________
(Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------
Date____________________ Your Signature:________________________________________
                                        (Sign exactly as your name appears on
                                        the face of this Note)

Signature Guarantee:____________________________________________________________
                            (Participant in a Recognized Signature
                                  Guaranty Medallion Program)

              OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to the Change of Control provisions of Section 4.5 of the Supplemental Indenture, check the following box. [ ]

                  If you want to elect to have only part of the Note purchased by the Company pursuant to the Change of Control provisions of Section 4.5 of the Supplemental Indenture, state the amount you elect to have purchased:

$------------
Date:              Your Signature:
     -------------                --------------------------------

--------------------------------------------------------------------------------
                 (Sign exactly as your name appears on the Note)
--------------------------------------------------------------------------------

                  Tax Identification No.:

                  Signature Guarantee.*

o Signature must be guaranteed by an eligible guarantor institution within the meaning of Securities and Exchange Commission Rule 17Ad-15 (including banks, stock brokers, savings and loan associations, national securities exchanges, registered securities associations, clearing agencies and credit unions) with membership or participation in an approved signature guarantee medallion program if this Note is to be delivered other than to, and in the name of, the registered holder.

                   SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES*

     The following exchanges of a part of this Global Note for Definitive Notes have been made:


                  AMOUNT OF       AMOUNT OF        PRINCIPAL       SIGNATURE OF
                 DECREASE IN     INCREASE IN         AMOUNT         AUTHORIZED
                  PRINCIPAL       PRINCIPAL      OF THIS GLOBAL      OFFICER
                   AMOUNT           AMOUNT       NOTE FOLLOWING    OF TRUSTEE OR
   DATE OF     OF THIS GLOBAL   OF THIS GLOBAL    SUCH DECREASE      SECURITY
  EXCHANGE          NOTE             NOTE         (OR INCREASE)      CUSTODIAN
------------   --------------   --------------   --------------    -------------















-----------------
* To be included in Global Note.